UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 12, 2014

HOT MAMA’S FOODS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-54976	51-0459931
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

134 Avocado Street, Springfield, MA 01104

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (413) 737-6572

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On February 12, 2014, Lansal, Inc., a Massachusetts corporation (“Lansal”), a wholly owned subsidiary of Hot Mama’s Foods, Inc. (OTCQB: “HOTF”) (the “Company”), entered into (1) a First Modification of Demand Revolving Line of Credit (the “Amended Line of Credit”), (2) a First Modification of Equipment Line of Credit Note and Agreement (the “Amended Equipment Loan”), and (3) a newly issued Promissory Note (the “Promissory Note”, and collectively with the Amended Line of Credit and the Amended Equipment Loan, the “Loans”) with United Bank (“United”). The Loans were each funded by United on February 14, 2014.

The Amended Line of Credit is a modification of the existing Demand Line of Credit Note, dated December 28, 2012, by and between Lansal and United in the original maximum principal amount of $1,300,000. The Amended Line of Credit increases the maximum principal amount thereunder to $2,500,000. The interest rate is equal to the prime rate plus 0.75%. Lansal must make monthly payments of interest only and the entire amount is due on demand by United.

The Amended Equipment Loan renews and modifies the existing Equipment Line of Credit Note and Agreement, dated December 28, 2012, in the maximum principal amount of $250,000. Under the terms of the Amended Equipment Loan, the interest rate is equal to the prime rate plus 1%, with an option to fix at the seven year Federal Home Loan Bank of Boston rate then in effect plus 2.5%. Lansal must make interest payments only until February 13, 2015 (the “Draw Period”), and during such period the principal is payable on demand. After the Draw Period, the principal and interest then outstanding are repayable over seven years in monthly instalments on an 84 month amortization schedule.

The Promissory Note is in the principal amount of $924,000. The interest rate is equal to the prime rate plus 1%, with an option to fix at the seven year Federal Home Loan Bank of Boston rate then in effect plus 2.5%. The Promissory Note has a term of seven years and interest and principal are payable in monthly installments based on an 84 month amortization schedule. If there a default under the terms of the Promissory Note, the balance due thereunder becomes immediately due and payable at the option of United.

The Loans are each guaranteed, jointly and severally, by Matthew Morse (“Morse”), the chief executive officer of the Company, and by BML Holdings LLC, a Massachusetts limited liability company (“BML”) owned by Morse. Lansal and BML are providing security interests in substantially all of their assets, including the premises located at 134 Avocado Street, Springfield, Massachusetts owned by BML, pursuant to the terms of an All-Asset Security Agreement, as modified, a first Purchase Money Security Agreement, and other documents executed in connection therewith.

If the Amended Equipment Loan or Promissory Note is refinanced with a third party lending institution, Lansal will be subject to a prepayment premium of 3% of the prepaid amount during the first year of the refinancing, 2% of the prepaid amount during the second year of the refinancing, and 1% of the prepaid amount during the third year of the refinancing.

The Loans contain customary affirmative, negative, and financial covenants, and events of default.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Reference is made to the discussion in Item 1.01 of this Current Report on Form 8-K, which is incorporated herein by reference.

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SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: February 19, 2014

HOT MAMA’S FOODS, INC.

By:	/s/ William J. Kenealy
Name:	William J. Kenealy
Title:	Chief Financial Officer

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